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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated January 27, 1996, included or incorporated by reference in the annual report on Form 10-K for NIPSCO Industries, Inc. for the year ended December 31, 1995; our report dated April 26, 1996, included in the quarterly report on Form 10-Q for NIPSCO Industries, Inc. for the periods ended March 31, 1996; our report dated July 26, 1996 included in the quarterly report on Form 10-Q for NIPSCO Industries, Inc. for the periods ended June 30, 1996; our report dated October 23, 1996 included in the quarterly report on Form 10-Q for NIPSCO Industries, Inc. for the periods ended September 30, 1996; and our report dated January 28, 1997 included in the Current Report on Form 8-K as filed on February 14, 1997, and to all references made to our Firm included in this Registration Statement.


/s/ Arthur Andersen LLP

Chicago, Illinois
February 25, 1997